U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On 10 June 2011, the board of directors ratified a Stock Purchase Agreement entered into between G&A Capital Development, LLC and Nuclear Solutions, Inc. on 12 May 2011.  Under the terms of the Stock Purchase Agreement, G&A Capital paid Six Hundred Sixty-Two Thousand Five Hundred Forty Dollars And Thirty Seven Cents (US $662,540.37) for One Hundred Sixty-Four Million Four Hundred Two Thousand Seventy-Six (164,402,076) common shares.

To facilitate the transaction contemplated by the Stock Purchase Agreement, the board modified the corporate Articles of Incorporation and Bylaws, including the following resolution:

RESOLVED, that the corporation will have authority to issue Eight Hundred Fifty Million (850,000,000) shares of stock in the aggregate.  These shares will be divided into two classes.  The number of authorized common shares in the Articles of Incorporation is changed to 800,000,000 (Eight Hundred Million) shares authorized with a par value of $.0001, and the number of preferred shares is changed to 50,000,000 (Fifty Million) shares authorized with a par value of $.001

Under the terms of the Stock Purchase Agreement, the $662,540.37 was placed in escrow and used to retire in excess of 75% of the outstanding corporate debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: August 21, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO